Exhibit 4(i)(A)
Qimonda AG
München
GLOBALURKUNDE
über
300,000,000 (in Worten dreihundert Millionen)
auf den Namen lautende Stückaktien mit einem rechnerischen Anteil am Grundkapital von je € 2 insgesamt € 600,000,000,00
Nr. 1 bis 300,000,000

München, im Juli 2006	Qimonda AG

	Loh	Dr. Majerus